                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                        CERTIFIED GROCERS OF CALIFORNIA, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                     CERTIFIED GROCERS OF CALIFORNIA, LTD.
            2601 SOUTH EASTERN AVENUE, LOS ANGELES, CALIFORNIA 90040

                              -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 15, 1997

    The Annual Meeting of Shareholders of Certified Grocers of California, Ltd., a California corporation, will be held at the Wyndham Garden Hotel, 5757 Telegraph Road, City of Commerce, California, on April 15, 1997 at 9:00 a.m., for the following purposes:

        1. To elect the fifteen members of the Board of Directors for the ensuing year, twelve by the holders of Class A Shares and three by the holders of Class B Shares.

        2. To approve an amendment to the Articles of Incorporation, approval of such amendment to be voted upon by the holders of Class A Shares.

        3. To approve of and authorize entry into Indemnification Agreements, such approval and authorization to be voted upon by the holders of Class A Shares.

        4. To approve a plan under which loans to or guaranties of the obligations of patrons or directors of the Company of the type and satisfying the conditions described in the accompanying proxy statement may be approved by the members of the Company's Credit Committee, approval of such plan to be voted upon by the holders of Class A Shares.

        5. To transact such other business as may properly come before the meeting.

    The names of the nominees intended to be presented by the Board of Directors for election as Directors for the ensuing year are set forth in the accompanying proxy statement.

    Only shareholders of record at the close of business on February 14, 1997 will be entitled to vote at the meeting.

    All shareholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, IT IS REQUESTED THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY RELATING TO THE ANNUAL MEETING AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       ROBERT M. LING, JR., CORPORATE SECRETARY

February 24, 1997

                     CERTIFIED GROCERS OF CALIFORNIA, LTD.
            2601 SOUTH EASTERN AVENUE, LOS ANGELES, CALIFORNIA 90040

                            ------------------------

                                PROXY STATEMENT
                              -------------------

                                  INTRODUCTION

    This proxy statement is furnished in connection with the solicitation by the Board of Directors of
Certified Grocers of California, Ltd. (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held April 15, 1997, or at any adjournment thereof.

    A shareholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written revocation or a fully executed proxy bearing a later date. A proxy may also be revoked if the shareholder who has executed it is present at the meeting and elects to vote in person.

    Only the holders of Class A Shares of record and the holders of Class B Shares of record at the close of business on February 14, 1997 are entitled to vote at the Annual Meeting. On that date, the Company had outstanding 47,700 Class A Shares and 364,624 Class B Shares.

    On all matters coming before the Annual Meeting, other than the election of directors, each Class A Share is entitled to one vote and, except as may be required by California law, each Class B Share has no vote. California law extends to non-voting shares the right to vote upon certain matters such as certain amendments to the Articles of Incorporation which affect the rights of non-voting shares, certain reorganizations in which other securities are to be issued in exchange for the non-voting securities, and voluntary dissolution. No such matter is proposed to be submitted by management at the Annual Meeting and management is not aware that any such matter will be submitted by any other person.

    These proxy materials were first mailed to shareholders on or about February 24, 1997. The cost of soliciting the proxies, including the printing, handling and mailing of the proxies and related material, will be paid by the Company. Proxies may be solicited by officers and regular employees of the Company by telephone or in person. These persons will receive no additional compensation for their services.

                  SOLICITATION REGARDING ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

    At the Annual Meeting 15 directors (constituting the entire board) are to be elected to serve until the next Annual Meeting and until their successors are elected and qualified. Twelve directors are to be elected by the holders of the Company's Class A Shares and 3 directors are to be elected by the holders of the Company's Class B Shares.

    The following table sets forth certain information concerning the Board of Directors' nominees for election. All of the nominees are currently serving as directors of the Company, except for Mr. Fujieki and Ms. Rice. As of the date of this proxy statement, all nominees have consented to being named herein as nominees and to serve as directors if elected.

                                             YEAR
                                AGE AS OF    FIRST              PRINCIPAL OCCUPATION
             NAME               12/31/96    ELECTED             DURING LAST 5 YEARS
------------------------------  ---------   -------   ----------------------------------------
NOMINEES FOR ELECTION
 BY CLASS A SHARES

Louis A. Amen                      67        1974     President, Super A Foods, Inc.
John Berberian                     45        1991     President, Berberian Enterprises, Inc.,
                                                      operating Jons Markets
John T. Fujieki                    47        --       President and COO, Star Markets since
                                                      1995; formerly Senior Vice President

                                             YEAR
                                AGE AS OF    FIRST              PRINCIPAL OCCUPATION
             NAME               12/31/96    ELECTED             DURING LAST 5 YEARS
------------------------------  ---------   -------   ----------------------------------------
Darioush Khaledi                   50        1993     Chairman of the Board and Chief Execu-
                                                      tive Officer, K.V. Mart Co., operating
                                                      Top Valu Markets and Valu Plus Food
                                                      Warehouse
Mark Kidd                          46        1992     President, Mar-Val Food Stores, Inc.
Willard R. MacAloney               61        1981     President and Chief Executive Officer,
                                                      Mac Ber, Inc., operating Jax Market
Jay McCormack                      46        1993     Owner-Operator, Alamo Market;
                                                      Co-owner, Glen Avon Market
Morrie Notrica                     67        1988     President and Chief Operating Officer,
                                                      Joe Notrica, Inc., operating The
                                                      Original 32nd Street Market
Michael A. Provenzano              54        1986     President, Pro & Son's, Inc., operating
                                                      Southland Market since 1993; formerly
                                                      President, Carlton's Market, Inc.
Gail Gerrard Rice                  48        --       Executive Vice President, Gerrard's,
                                                      Inc.,
                                                      operating Gerrard's Cypress Center
James R. Stump                     58        1982     President, Stump's Market, Inc.
Kenneth Young                      52        1994     Vice President, Jack Young's Super-
                                                      markets; Vice President, Bakersfield
                                                      Food City, Inc. dba Young's Markets
NOMINEES FOR ELECTION BY CLASS
  B SHARES
Michael Bonfonte(1)                55        1995     Chairman, President and Chief Executive
                                                      Officer, Nob Hill General Store, Inc.
Harley J. DeLano                   59        1995     President, Cala Foods, Inc.,
                                                      Division of Ralphs Grocery Company
Roger K. Hughes                    62        1985     Chairman of the Board and Director,
                                                      Hughes Markets, Inc.

--------------

(1) Mr. Bonfonte previously served on the Company's Board of Directors from September 1989 until January 1992.

VOTING RIGHTS

    Each class of shares is entitled to one vote for each share on those matters with respect to which the class is entitled to vote. However, if any shareholder gives notice of his intention to cumulate his votes in the election of directors, then all shareholders may cumulate their votes in the election of directors. To be effective, such notice (which need not be written) must be given by the shareholder at the Annual Meeting before any votes have been cast in such election. Under cumulative voting, each holder of Class A Shares may give one nominee a number of votes equal to the number of Class A Shares which the holder is entitled to vote multiplied by the number of directors to be elected by the holders of Class A Shares (12 at this meeting) or the holder may distribute such votes among any or all of the nominees as he sees fit. Similarly, the Class B Shares entitled to be voted may be voted cumulatively by the holders of such shares for the 3 directors to be elected by the holders of Class B Shares. Discretionary authority to cumulate votes is solicited. The proxy holders named on the enclosed form of proxy relating to the Annual Meeting have no present intention to give notice of their intention to cumulate votes, but they may elect to do so in the event of a contested election or any presently unexpected circumstances.

    In the election of directors, the nominees receiving the highest number of affirmative votes of the class of shares entitled to be voted for them, up to the number of directors to be elected by such class, will be elected. Under the California Corporations Code, votes against a nominee and votes withheld have no legal effect.

    The proxy holders named on the enclosed form of proxy relating to the Annual Meeting will vote the proxies received by them for the election of the above nominees unless such authority is withheld as provided in the proxy. In the unanticipated event that any nominee should become unavailable for election as a director, the proxies will be voted for any substitute nominee named by the present Board of Directors. In their discretion, the proxy holders may cumulate the votes represented by the proxies received. If additional persons are nominated for election as directors by persons other than the Board of Directors, the proxy holders intend to vote all proxies received by them in such manner in accordance with cumulative voting as will assure the election of as many of the above nominees as possible, with the specific nominees to be voted for to be determined by the proxy holders.

    The Board of Directors recommends a vote "FOR" the election of each of the nominees listed above.

                        SOLICITATION REGARDING AMENDMENT
                          TO ARTICLES OF INCORPORATION

INTRODUCTION

    At the Company's Annual Meeting of March 8, 1988, the shareholders voted upon and approved an amendment to the Articles of Incorporation to add Article Eighth. Clause (b) of Article Eighth authorizes the Company to indemnify directors, officers and other corporate agents of the Company to the full extent permitted by California law. Clause (b) of Article Eighth as added in 1988 presently reads as follows:

        "(b) The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the Corporations Code) for breach of duty to the corporation and its stockholders through bylaws provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the Corporations Code."

    The amendment was made in order to take advantage of state legislation enacted in September 1987 which affected all corporations incorporated under the laws of the State of California. One of the principal purposes of that legislation is to permit California corporations to indemnify directors, officers and other corporate agents under a broader range of circumstances than was permitted under prior California law, including circumstances in which indemnification would otherwise be discretionary.

    The language of clause (b) of Article Eighth as added by the amendment to the Company's Articles of Incorporation mirrored language promulgated and approved for use by the Office of the California Secretary of State, based upon its interpretation of the legislation at that time. After the Articles of Incorporation were amended to add Article Eighth as approved at the 1988 Annual Meeting, it was brought to the attention of the Office of the California Secretary of State that such language failed to provide the full protection permitted under the 1987 legislation. Specifically, such language limited the indemnification protection of the new legislation to legal actions asserting "breach of duty to the corporation and its stockholders," that is, derivative actions asserting breach of fiduciary duty, and failed to extend such protection to legal actions asserting other bases of liability. The Office of the California Secretary of State subsequently revised its interpretation of the 1987 legislation and currently accepts reformulated language (such as is proposed below) in the articles of incorporation of California corporations which recognizes the full protection afforded by the 1987 legislation.

REASONS FOR THE AMENDMENT

    Recent years have seen an increasing incidence of claims against corporate directors, officers and other agents asserting liability for actions taken by them in the course of the performance of their duties.

The expense of defending such matters, whether they are meritorious or frivolous, is often beyond the financial means of the corporate defendant. Additionally, the potential damages and the costs of defense are often disproportionately high when compared to the compensation received by the defendant from the corporation. This is particularly, although not exclusively, true with regard to corporate directors who, as in the case of the Company's directors, serve the corporation for relatively nominal consideration. Concern over exposure to possible monetary expense and liability can have a limiting effect on the willingness of corporate directors, officers and agents to perform their duties with creativity and vigor and in a manner they believe to be beneficial to the corporation and its shareholders.

    It is believed that in order to continue to attract and retain highly qualified and motivated directors, officers and other corporate agents, amendment of the Company's Articles of Incorporation in the manner proposed is essential. While not yet experienced by the Company, other corporations have had persons resign due to the absence of suitable provisions for indemnification. Additionally, it is believed that failure of the Company to provide for indemnification to the fullest extent permitted by law places the Company at a competitive disadvantage with other corporations which provide such protection and may thus be in a better position to attract the services of highly qualified individuals.

THE PROPOSED AMENDMENT

    At this year's Annual Meeting, it is proposed to amend clause (b) of Article Eighth of the Company's Articles of Incorporation to entirely restate the indemnification language set forth therein to read as follows:

        "(b) The corporation is authorized to indemnify agents (as defined in Section 317 of the Corporations Code) of the corporation to the fullest extent permissible under California law."

    Amendment of clause (b) of Article Eighth to read as proposed above will revise the indemnification provisions of the Company's Articles of Incorporation to enable the Company to provide directors, officers and other corporate agents the full indemnification protections allowed by California law. Absent approval of the proposed amendment, the present Articles of Incorporation only permit indemnification where a derivative action is brought by a shareholder who asserts that there has been a breach of duty to the Company and its shareholders. Indemnification protections are not authorized where the action is one brought by a third party asserting any different basis of liability. Approval by the shareholders of the proposed amendment would eliminate this difference in coverage and would permit the Company to authorize such indemnification both with respect to shareholder actions asserting breach of duty to the Corporation and its shareholders, as well as actions by third parties asserting other bases of liability. Thus, approval of the proposed amendment will authorize the Company to expand indemnification protections such that they are as broad as is legally permissible.

    Insofar as the proposed amendment would authorize or provide indemnification for liabilities of directors or officers arising under the Securities Act of 1933, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification for such liabilities is against public policy as expressed in said Act and is therefore unenforceable.

VOTING RIGHTS

    Only the holders of Class A Shares of record at the close of business on February 14, 1997 are entitled to vote with respect to approval of the proposed amendment to the Company's Articles of Incorporation. Class A Shares are entitled to one vote for each share, and there is no right to cumulate votes. Approval of the proposed amendment requires that a majority of such outstanding Class A Shares vote "IN FAVOR" of the proposal. Since approval of the proposed amendment requires the affirmative vote of a majority of the outstanding Class A Shares entitled to vote, the withholding by a shareholder of a proxy or an abstention by a shareholder amounts to a vote by such shareholder against the approval of the proposed amendment.

    The enclosed form of proxy provides boxes whereby the person giving the proxy may designate how it is to be exercised and voted, and the proxy holders will exercise and vote the shares represented by the proxy in the manner designated. If no designation is made, the proxy holders will vote the shares represented by the proxy as if the box labeled "IN FAVOR" had been marked.

    The Board of Directors recommends a vote "IN FAVOR" of the proposed amendment to the Company's Articles of Incorporation.

INTEREST OF CERTAIN PERSONS

    While presently the Company's directors and officers are protected by insurance purchased by the Company insuring them against certain liabilities incurred in their status as directors and officers, nevertheless, inasmuch as present directors, as well as future directors, may benefit from the protections authorized by the proposed amendment, such directors have a potential interest in the approval of the proposed amendment. At present, to the Company's knowledge, there is no pending or threatened litigation involving present or former directors or officers where indemnification would be required or permitted under either the existing or proposed language in the Articles of Incorporation.

                       SOLICITATION REGARDING APPROVAL OF
                        AND AUTHORIZATION TO ENTER INTO
                           INDEMNIFICATION AGREEMENTS

INTRODUCTION

    In addition to proposing an amendment to clause (b) of Article Eighth of the Company's Articles of Incorporation (see "SOLICITATION REGARDING AMENDMENT TO ARTICLES OF INCORPORATION"), and in order to provide more complete protection to the Company's directors, officers and other agents, the Board of Directors has approved and included for shareholder authorization and approval indemnification agreements in substantially the form which is attached to this Proxy Statement as Exhibit A (the "Indemnification Agreements").

    If the proposal to amend clause (b) of Article Eighth of the Company's Articles of Incorporation is approved by the shareholders, and if the proposal to approve and authorize entry into the Indemnification Agreements is approved by the shareholders, it is anticipated that the Company will enter into Indemnification Agreements substantially in the form approved by the shareholders with its present and future directors and with such of its present and future officers and other agents as may be designated from time to time by the Board of Directors. If the proposed amendment to the Articles of Incorporation is not approved, the Company will not enter into the proposed Indemnification Agreements absent a change in California law.

EXISTING PROTECTIONS
      1. INDEMNIFICATION UNDER STATE LAW.

    The Company is subject to the California General Corporation Law, which provides a detailed statutory framework covering indemnification of any officer, director or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her service on behalf of the corporation. Such law provides that indemnification against expenses actually and reasonably incurred in connection with any such proceeding shall be made to any such person who has been successful "on the merits" in the defense of any such proceeding, but does not require indemnification in any other circumstance. The law provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation. The law further provides that in derivative suits (that is, suits by a shareholder on behalf of the corporation) the corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification for expenses.

    The law permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the law provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled by bylaw, agreement or otherwise, to the extent the additional rights are authorized in a corporation's articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

    As discussed above under the caption "SOLICITATION REGARDING AMENDMENT TO ARTICLES OF INCORPORATION--Introduction," the Company's Articles of Incorporation were amended with shareholder approval in 1988 to expand the indemnification available to directors, officers and other corporate agents, and approval of a further amendment to the Articles of Incorporation (the "Article Amendment") is now being sought to more fully implement the applicable statutory framework and to provide for indemnification of directors, officers and other corporate agents to the fullest extent permissible under the law.

    2. DIRECTORS' AND OFFICERS' LIABILITY INSURANCE.

    The Company presently maintains a policy of directors' and officers' liability insurance. However, there is no assurance that such coverage will continue to be available with such breadth of coverage as the Company deems advisable and at reasonable expense. Accordingly, the Board of Directors believes that it serves the Company's interest to supplement any coverage which the Company may maintain in the future by agreeing by contract to indemnify directors and officers to the fullest extent permitted under applicable law.

REASONS FOR THE INDEMNIFICATION AGREEMENTS

    It is believed that the reasons set forth in support of the proposed amendment to the Company's Articles of Incorporation apply with equal force to approval of and authorization to enter into the proposed Indemnification Agreements--see, "SOLICITATION REGARDING AMENDMENT TO ARTICLES OF INCORPORATION--Reasons for the Amendment." Moreover, while amendment of the Articles of Incorporation to provide for indemnification to the fullest extent permitted by law is considered to be highly desirable, entry into the Indemnification Agreements will provide directors, officers and other corporate agents with a greater degree of certainty as to their rights in this regard. Whereas provisions in the Articles of Incorporation are subject to later amendment or repeal by the shareholders, the Indemnification Agreements provide for a binding contractual obligation which cannot be amended or eliminated without the consent of the party entitled to indemnification. Additionally, the Indemnification Agreements will establish rights to indemnification by the Company in instances where directors' and officers' liability insurance coverages may be limited or unavailable.

THE PROPOSED INDEMNIFICATION AGREEMENTS

    The proposed Indemnification Agreements attempt to provide to the Company's current and future directors, and such current and future officers and other agents of the Company as the directors may designate, the maximum indemnification allowed under applicable law. The Indemnification Agreements provide indemnification which expands the scope of indemnification provided by Section 317 of the California General Corporation Law (the "Statute"). It has not yet been determined, however, to what extent the indemnification expressly permitted by the Statute may be expanded, and therefore the validity and scope of indemnification provided by the Indemnification Agreements may be subject to future judicial interpretation.

    Any award of indemnification to a director, officer or other agent would come directly from the assets of the Company, thereby affecting a shareholder's investment. It should be noted that if the Indemnification Agreements are approved by the shareholders, they will by their terms apply to the conduct of the Company's directors, officers and other agents occurring prior to the effective date of such Agreements. However, under California law, indemnification may not be permissible for acts occurring prior to the filing of the Article Amendment with the California Secretary of State, if such indemnification exceeds the scope of the Statute.

    The indemnification Agreements set forth a number of procedural and substantive matters which are not addressed or are addressed in less detail in the Statute, including the following:

        1. The Indemnification Agreements provide that litigation expenses shall be advanced to an indemnified party at the indemnified party's request provided that the indemnified party undertakes to repay the amount advanced if it is ultimately determined that the indemnified party is not entitled to indemnification for such expenses. The Statute provides that such expenses may be advanced against such an undertaking upon authorization by the board of directors.

        2. The Indemnification Agreements explicitly provide that in a derivative suit the indemnified party will be entitled to indemnification against amounts paid in settlement, to the fullest extent permitted by law, where the indemnified party meets the applicable standard of conduct (that is, where the indemnified party acted in good faith and in a manner the indemnified party reasonably believed to be in the best interests of the Company and its shareholders). As noted above, indemnification of any such amount would be paid out of the Company's funds. The Statute does not provide for such indemnification without court approval. The enforceability of the provisions in the Indemnification Agreements providing for settlement payments in derivative suits has not been judicially interpreted by the courts and may be subject to public policy limitations.

        3. In the event the Company does not pay a requested indemnification amount, the Indemnification Agreements allow the indemnified party to contest this determination by bringing an action against the Company to recover the unpaid amount. In the event of such a contest, the burden of proving that the indemnified party did not meet the applicable standard of conduct will be on the Company. If the Company fails to establish that the applicable standard of conduct has not been met, the indemnified party will be entitled to indemnification. Additionally, the indemnified party will be entitled to recover all court costs and expenses, including reasonable attorneys' fees, unless the court determines that each of the material assertions made by the indemnitee as a basis for the action were not made in good faith or were frivolous. The Statute does not set forth any procedure for contesting a corporation's determination of a party's right to indemnification or establish which party bears the burden of proof with respect to a challenge to such a determination.

        4. The Indemnification Agreements explicitly provide for partial indemnification of costs and expenses in the event that an indemnified party is not entitled to full indemnification under the terms of the Indemnification Agreements. The Statute does not specifically address this issue. It does, however, provide that to the extent that an indemnified party has been successful on the merits, the indemnified party shall be entitled to such indemnification.

        5. The Indemnification Agreements automatically incorporate future changes in the laws which increase the protection available to the indemnitee. Such changes will apply to the Company without further shareholder approval and may further impair shareholders' rights or subject the Company's assets to risk of loss in the event of large indemnification claims.

        6. The Indemnification Agreements explicitly provide that actions by an indemnified party serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be covered by the indemnification. The Statute provides that a corporation may so indemnify such parties. It should be noted that by agreeing by contract to indemnify such parties, the Company may be exposed to liability for actions of an entity over which it may not exercise control, which liability could adversely affect the Company's financial position.

    DISCUSSION HEREIN OF THE INDEMNIFICATION AGREEMENTS IS ONLY SUMMARY IN NATURE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FORM OF INDEMNIFICATION AGREEMENT ATTACHED TO THIS PROXY STATEMENT, WHICH YOU ARE URGED TO READ AND CONSIDER CAREFULLY.

    Insofar as the Indemnification Agreements would authorize or provide indemnification for liabilities of directors or officers arising under the Securities Act of 1933, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification for such liabilities is against public policy as expressed in said Act and is therefore unenforceable.

VOTING RIGHTS

    Section 310 of the California General Corporation Law provides that no contract between a corporation and one or more of its directors is either void or voidable because such director or directors are parties to such contract if the material facts as to the transaction and as to such directors' interests are disclosed or known to the shareholders and such contract is approved by the affirmative vote of a majority of the shares entitled to vote and voting at the meeting, with the shares owned by the interested directors not entitled to vote thereon, or the contract has been approved by a disinterested majority of the Board of Directors. If the contract has not been so approved, the contract is not void or voidable if the person asserting the validity of the contract sustains the burden of proving that the contract was just and reasonable to the corporation at the time it was authorized.

    Although the Company believes that the form of Indemnification Agreement is just and reasonable to the Company, and that shareholder approval may not therefore be required to validate the Indemnification Agreements, the Company believes that it is appropriate to submit the Indemnification Agreements to the shareholders for their consideration. If the Indemnification Agreements are approved by the shareholders, they will not be void or voidable and the Company's shareholders may not later assert a claim that the Indemnification Agreements are invalid due to improper authorization; however, the shareholders may challenge the validity of the Indemnification Agreements on other grounds. If the Article Amendment is approved by the shareholders, but the Indemnification Agreements are not approved by the shareholders, the Company may reconsider the implementation of such agreements. Whether or not the shareholders approve the Article Amendment and the Indemnification Agreements, the Board of Directors may in the future approve other forms of indemnification agreements which may or may not be submitted to shareholders for approval. If such agreements were implemented in the absence of shareholder approval, the invalidity of such agreements could thereafter be asserted by any shareholder. In such instance, the person asserting the validity of the contracts would bear the burden of proving that they were just and reasonable to the Company at the time they were authorized.

    Only the holders of Class A Shares of record at the close of business on February 14, 1997 are entitled to vote with respect to approval of and authorization to enter into the Indemnification Agreements. Class A Shares are entitled to one vote for each share, and there is no right to cumulate votes. Approval of and authorization to enter into the Indemnification Agreements requires that a majority of the Class A Shares present and voting at the Annual Meeting vote "IN FAVOR", without counting for purposes of the vote as either present or voting any Class A Shares owned by any director of the Company. Since approval requires the affirmative vote of a majority of the outstanding Class A Shares present and voting at the Annual Meeting, the withholding of a proxy or an abstention by a shareholder has no effect.

    The enclosed form of proxy provides boxes whereby the person giving the proxy may designate how it is to be exercised and voted, and the proxy holders will exercise and vote the shares represented by the proxy in the manner designated. If no designation is made, the proxy holders will vote the shares represented by the proxy as if the box labeled "IN FAVOR" had been marked.

    The Board of Directors recommends a vote "IN FAVOR" of approval of and authorization to enter into the proposed Indemnification Agreements.

INTEREST OF CERTAIN PERSONS

    While presently the Company's directors and officers are protected by insurance purchased by the Company insuring them against certain liabilities incurred in their status as directors and officers, nevertheless, inasmuch as present directors, as well as future directors, may benefit from the protections provided by the Indemnification Agreements, such directors have a potential interest in the approval of the proposed Indemnification Agreements. At present, to the Company's knowledge, there is no pending or threatened litigation involving present or former directors or officers where indemnification would be sought under the Indemnification Agreements.

                    SOLICITATION REGARDING APPROVAL OF PLAN
                         RESPECTING LOANS OR GUARANTIES

INTRODUCTION

    The Company and its subsidiaries may make available to qualified patrons of the Company, including patrons holding the Class A Shares and Class B Shares of the Company and patrons serving as directors of the Company, or patrons affiliated with persons serving as directors, various forms of retail and financial assistance. Among these is assistance in the form of loans by the Company or its subsidiaries to such patrons, or guaranties by the Company or its subsidiaries of the obligations of such patrons. The Company presently intends to enter into loans or guaranties with qualified patrons for such purposes as the acquisition of inventory and equipment, the remodeling or expansion of existing retail locations, the acquisition, leasing or development of new retail locations, and other general business purposes of such patrons.

    Where such loans or guaranties are made to shareholding patrons, they are made upon the security of the Class A Shares and Class B Shares of such patrons in that it is a condition of share ownership in the Company that the shares of such patrons be pledged as security for all their obligation to the Company. It is also important to the Company that those patrons serving as directors of the Company, and those patrons affiliated with persons serving as directors of the Company, not be precluded by the fact of such service from receiving such loans or guaranties from the Company and its subsidiaries when such would be available to them under the Company's retail and financial assistance programs absent such service. However, the California General Corporations Law provides that unless approved by a majority of the shareholders entitled to act thereon (which in the case of the Company means the holders of Class A Shares), a corporation may not make any loan of money or property to, or guarantee the obligation of, (1) any person upon the security of shares of such corporation or its parent if such corporation's recourse in the event of default is limited to the security for the loan or guaranty, unless the loan or guaranty is adequately secured without considering these shares, or (2) any director or officer of such corporation or its parent.

THE PLAN

    At the Annual Meeting, shareholders will be asked to vote upon the approval of a proposed plan under which the members of the Company's Credit Committee would be authorized, in their discretion, to approve loans of money or property by the Company or any of its subsidiaries to, or guaranties by the Company or any of its subsidiaries of the obligations of, (1) any patron of the Company upon the security of the shares of stock of the Company held by such patron, or
(2) any director of the Company, provided that, in each case, the loan or guaranty is of the type and satisfies the conditions described herein. Under the proposed plan, the members of the Company's Credit Committee will not have the authority to approve loans or guaranties in favor of officers of the Company.

    If the proposed plan is approved, in order for such loans or guaranties to be approved by the members of the Company's Credit Committee, such loans or guaranties would have to be of the type and satisfy the conditions described herein. In addition, at least two of the members of the Company's Credit Committee would have to exercise their discretion to approve the loan or guaranty, and in the case of a loan or guaranty in favor of a director of the Company, approval would be required by at least two of the members of the Company's Credit Committee, excluding any member affiliated with the director.

    To be eligible for financial assistance in the form of loans or guaranties, the applicant must be a patron in good standing which is in compliance with all member requirements and policies and is not in default of any obligations to the Company or its subsidiaries. In addition to appropriate credit searches, and lien and title searches where security is involved, financial statements for two complete years are required, as well as interim and pro forma financial information. Additionally, the patron must make application and the transaction must be approved by the Company's Loan Committee and, in certain instances, the Finance

Committee of the Board of Directors. Where the transaction involves a director or a patron affiliated with a director, Board of Directors approval (without counting the vote of any interested director) is also required.

    The terms of loan transactions vary depending upon the type of loan involved. Loans for the purpose of purchasing equipment are limited to a maximum term of seven years in the case of new equipment and five years in the case of used equipment. The maximum loan amount is 95% of the equipment cost, and is less depending upon the age and condition of the equipment. Loans for the purpose of purchasing inventory are limited to a maximum term of five years, and the maximum loan amount is 75% of the inventory cost. Loans for the purpose of satisfying deposit fund requirements are limited to a maximum term of five years, and the maximum loan amount is 100% of the deposit fund requirement. Loans for the purpose of purchasing an existing retail market location are limited to a maximum term of seven years, and the maximum loan amount is 75% of fair market value.

    With the exception of deposit fund loans, all loans are collateralized by the assets being financed. Proceeds of deposit fund loans are retained by the Company to satisfy deposit fund requirements and, thus, are available for offset. Loans are not made on a non-recourse basis, although the Company would be an unsecured creditor or as to any amounts owing in excess of amounts realized from collateral sales.

    Guaranty transactions principally involve patron lease obligations and are generally limited to base rent, common area maintenance charges, taxes and insurance. Guaranties of percentage rent and continuous operation requirements are not provided absent Board of Directors approval. Approval of lease guaranties requires favorable site evaluations respecting the rentals involved and the suitability of the site for the operation of a retail market of the type proposed. Guaranties of non-lease obligations arise infrequently and involve terms which are less standardized. The Company generally seeks to limit such guaranties to only a portion of the underlying obligation amount. Additionally, obligations guaranteed must relate to the patron's grocery business purposes, such as the remodeling, expansion or acquisition of market locations. All guaranty transactions are subject to the patron eligibility requirements and application and approval process previously discussed, including Board of Directors approval. In connection with guaranties, patrons are required to execute agreements providing for the reimbursement and indemnification of the Company with respect to all liabilities under the guaranty. Additionally, patrons are required to pay a monthly guaranty fee equal to 5% of the monthly base rent under the lease or 5% of the guaranty amount in the case of non-lease obligations.

VOTING RIGHTS

    Only the holders of Class A Shares of record at the close of business on February 14, 1997 are entitled to vote with respect to approval of the proposed plan. Class A Shares are entitled to one vote for each share, and there is no right to cumulate votes. Approval of the proposed plan requires that a majority of the Class A Shares present and voting at the Annual Meeting vote "IN FAVOR" without counting for purposes of the vote as either present or voting any Class A Shares owned by any director of the Company. Since approval requires the affirmative vote of a majority of the outstanding Class A Shares present and voting at the Annual Meeting, the withholding by a shareholder of a proxy or an abstention by a shareholder has no effect.

    The enclosed form of proxy provides boxes whereby the person giving the proxy may designate how it is to be exercised and voted, and the proxy holders will exercise and vote the shares represented by the proxy in the manner designated. If no designation is made, the proxy holders will vote the shares represented by the proxy as if the box labeled "IN FAVOR" had been marked.

    The Board of Directors recommends a vote "IN FAVOR" of the proposed plan.

INTEREST OF CERTAIN PERSONS

    Inasmuch as the enclosed form of proxy is being solicited in part for the purpose of approving a plan respecting the approval of loans or guaranties of the foregoing types to directors of the Company, all directors of the Company and all persons nominated for election as directors of the Company, have a potential interest in the matter. Patrons serving as directors or nominated for election as directors, and patrons affiliated with such directors and nominees, have sought such loans or guaranties from the Company and its subsidiaries in the past and may be expected to do so in the future. As such, they would have a direct interest in the approval of the plan.

                             PRINCIPAL STOCKHOLDERS

    As of February 14, 1997, no person is known by the Company to own beneficially more than five percent (5%) of the outstanding Class A Shares of the Company, and the only shareholders known by the Company to own beneficially more than 5% of the outstanding Class B Shares of the Company are Cala Foods, Inc., Bay Area Warehouse Stores, Inc. and Ralphs Grocery Company, 1100 West Artesia Boulevard, Compton, California 90220 (24,702 Class B Shares or approximately 6.78% of the outstanding Class B Shares) (Cala Foods, Inc. and Bay Area Warehouse Stores, Inc. are wholly owned by Ralphs Grocery Company which is in turn wholly owned by The Yucaipa Companies, 10000 Santa Monica Boulevard, Los Angeles, California 90067); and Hughes Markets, Inc., 14005 Live Oak Avenue, Irwindale, California 91706 (22,739 Class B Shares or approximately 6.24% of the outstanding Class B Shares).

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of the Company's Class A Shares and Class B Shares, as of February 14, 1997, by each director and nominee, or their affiliated companies, and by all directors and nominees, and their affiliated companies, as a group. No officer of the Company owns shares of any class of the Company's stock.

                                                             SHARES OWNED
                                            ----------------------------------------------
                                               CLASS A SHARES          CLASS B SHARES
                                            --------------------   -----------------------
                  NAME AND                   NO.     % OF TOTAL       NO.      % OF TOTAL
             AFFILIATED COMPANY             SHARES   OUTSTANDING    SHARES     OUTSTANDING
  ----------------------------------------  ------   -----------   ---------   -----------
  Louis A. Amen
   Super A Foods, Inc.....................    100       0.21%          9,613      2.64%
  Michael Bonfonte
    Nob Hill General Store, Inc.(1).......    100       0.21%         12,465      3.42%
  John Berberian
    Berberian Enterprises, Inc............    100       0.21%          7,615      2.09%
  Harley DeLano
    Ralphs Grocery Company(1)(2)..........    100       0.21%         24,702      6.78%
  John T. Fujieki
    Star Markets..........................    100       0.21%          8,380      2.30%
  Lyle A. Hughes
    Yucaipa Trading Co., Inc.(3)(4)(5)....    100       0.21%            103      0.03%
  Roger K. Hughes
    Hughes Markets, Inc.(1)(4)............    100       0.21%         22,739      6.24%
  Darioush Khaledi
    K. V. Mart Co. .......................    100       0.21%         15,967      4.38%
  Mark Kidd
    Mar-Val Food Stores, Inc. ............    100       0.21%          1,950      0.53%
  Willard R. MacAloney
    Mac Ber, Inc..........................    100       0.21%          2,523      0.69%
  Jay McCormack
    Alamo Market(6).......................    100       0.21%            732      0.20%
  Morrie Notrica
    Joe Notrica, Inc. ....................    100       0.21%          8,945      2.45%
  Michael A. Provenzano
    Pro & Son's, Inc. ....................    100       0.21%            679      0.19%
  Gail Gerrard Rice
    Gerrard's, Inc........................    100       0.21%          1,414      0.39%
  Allan Scharn
    Gelson's Markets(3)(7)................    100       0.21%          6,836      1.87%
  James R. Stump
    Stump's Market, Inc. .................    100       0.21%          2,131      0.58%
  Kenneth Young
    Jack Young's Supermarkets(8)..........    100       0.21%          2,660      0.73%
                                            ------       ---       ---------     -----
                                            1,700       3.55%        129,472     35.51%
                                            ------       ---       ---------     -----
                                            ------       ---       ---------     -----

------------------------

(1) Elected by holders of Class B Shares.

(2) These Class B Shares are owned by Ralphs Grocery Company and its affiliates, Cala Foods, Inc. and Bay Area Warehouse Stores, Inc.

(3) These directors will not stand for election at the Annual Meeting.

(4) Messrs. Lyle A. Hughes and Roger K. Hughes are unrelated.

(5) Mr. Lyle Hughes is also affiliated with Yucaipa Food Fair, Inc. which owns 429 Class B Shares (0.12% of the outstanding Class B Shares). Yucaipa Trading Co., Inc. and Yucaipa Food Fair, Inc. are not affiliated with The Yucaipa Companies.

(6) Mr. McCormack also is affiliated with Glen Avon Food, Inc. which owns 100 Class A Shares and 361 Class B Shares (0.10% of the outstanding Class B Shares) and Yucaipa Trading Co., Inc. which owns 100 Class A Shares and 103 Class B Shares (0.03% of the outstanding Class B Shares).

(7) These shares are owned by Arden Mayfair, Inc., the parent company of Gelson's Markets.

(8) Mr. Young also is affiliated with Bakersfield Food City, Inc. dba Young's Markets which owns 100 Class A Shares and 355 Class B Shares. (0.10% of the outstanding Class B Shares).

                         BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of seven meetings during the fiscal year ended August 31, 1996. Each incumbent director who was in office during such year attended more than 75% of the aggregate of the total number of meetings of the board and the total number of meetings held by those committees of the board on which he served.

    The Company has an Audit Committee which presently consists of Lyle A. Hughes, Mark Kidd and Kenneth Young, who are directors of the Company. Willard
R. MacAloney, Chairman of the Board of Directors, is an ex-officio member of the Committee. This Committee, which met three times during the Company's last fiscal year, is primarily responsible for approving and reviewing the services performed by the Company's independent auditors, reviewing the annual results of their audit, and reviewing the Company's accounting practices and system of internal accounting controls.

    The Company has a Personnel and Executive Compensation Committee which presently consists of Louis A. Amen, Roger K. Hughes, Darioush Khaledi, Jay McCormack and James R. Stump, who are directors of the Company. Willard R. MacAloney, Chairman of the Board of Directors, is an ex-officio member of this Committee. This Committee, which met five times during the Company's last fiscal year, is responsible for reviewing salaries and other compensation arrangements of all officers and for making recommendations to the Board of Directors concerning such matters.

    The Company has a Nominating Committee which presently consists of Mark Kidd, Jay McCormack, Morrie Notrica and James R. Stump who are directors of the Company. Willard R. MacAloney, Chairman of the Board of Directors, and Alfred A. Plamann, President and CEO, are ex-officio members of this Committee. This Committee, which met five times during the Company's last fiscal year, is responsible for selecting nominees to be submitted by the Board of Directors to the shareholders for election to the Board of Directors.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As noted under the caption "Board Meetings and Committees", the Company's Personnel and Executive Compensation Committee (presently consisting of Directors Louis A. Amen, Roger K. Hughes, Darioush Khaledi, Jay McCormack, James
R. Stump, and ex-officio member and Chairman of the Board, Willard R. MacAloney) is responsible for reviewing salaries and other compensation arrangements of the officers of the Company and for making recommendations to the Board of Directors concerning such matters.

    As Chairman of the Board, Mr. MacAloney is an officer under the Bylaws of the Company, although he is not an employee and does not receive any compensation or expense reimbursement beyond that to which other directors are entitled. Mr. McCormack was employed by the Company as a senior sales representative from November 1975 to May 1986, but has not been employed by the Company since that time. The Company's President and Chief Executive Officer, Alfred A. Plamann, is a member of the Board of Directors of K.V. Mart Co., of which Committee member and director Darioush Khaledi is Chairman and Chief Executive Officer.

    The Company guarantees annual rent and certain other obligations of Mr. MacAloney as lessee under a lease of store premises located in La Puente, California. Annual rent under the lease is $62,487, and the lease term expires in April 1997. The Company also guarantees annual rent and certain other obligations of G & M Company, Inc., of which Mr. MacAloney is a shareholder, under a lease of store premises located in Santa Fe Springs, California. The initial term of the lease expires in October 2007, but may be extended for one option term expiring in October 2012. Annual rent under the lease is $100,000, increasing to $110,000 in November 1997. Thereafter, annual rent increases by $15,000 every five years during the balance of the term, including the extension term. However, the Company's guaranty is such that the Company's obligation thereunder is limited to not exceed sixty monthly payments (which need not be consecutive) of the obligations guaranteed. In consideration of its guarantees, the Company receives a monthly fee from G & M Company, Inc. equal to 5% of the base monthly rent under each lease.

    The Company has entered into a lease of store premises located in Riverside, California, which it will in turn sublease to Jax Apple Market No. 5, a corporation of which Mr. MacAloney is a shareholder. The lease will be for an initial term of 15 years, but may be extended for three periods of 5 years each and one period of 4 years and 11 months. Monthly rent during the initial term is $22,234, increasing to $24,457, $26,903, $29,596 and $32,561 during the extension terms. The sublease will be on the same terms and conditions, except that the monthly rent during the first ten years of the initial term will be $17,734, after which it will increase to an amount equal to the monthly rent under the Company's lease. The difference between the monthly rent under the lease and the monthly rent under the sublease is accounted for by the fact that the Company will receive a lump sum allowance of $350,000 from the landlord under the lease. The Company will retain this allowance but is passing its benefit along to the sublessee in the form of reduced monthly rent. The Company believes that the reduction in sublease rent is fairly and adequately offset by the benefit to the Company of retaining the allowance. Under the sublease, the Company will also receive a monthly fee from G & M Company equal to 5% of the monthly rent.

    GCC guarantees a portion of a loan made by National Consumer Cooperative Bank ("NCCB") to K.V. Mart Co., of which director Darioush Khaledi is the President and a shareholder, and KV Property Company, of which director Darioush Khaledi is a general partner. The term of the loan is eight years, maturing January 1, 2002, and the loan bears interest at a floating rate based on the commercial loan base rate of NCCB. The loan is collateralized by certain real and personal property. The guarantee by GCC is limited to 10% of the $2.1 million principal amount of the loan. In consideration of its guarantee, GCC receives an annual fee from K.V. Mart Co. equal to approximately 5% of the guarantee amount.

    GCC guarantees a portion of a revolving loan made by NCCB to K.V. Mart Co. in November 1995. The loan has an initial maturity of two years, with the outstanding balance then converting to a five year term loan. The loan bears interest at a floating rate based on the commercial loan rate of NCCB. The loan is collateralized by certain real and personal property of K.V. Mart Co. The guaranty of GCC is limited to 10% of the outstanding principal amount of the loan, which principal amount may not exceed $5,000,000. Since its inception, the highest outstanding principal amount of the loan has been and is presently $785,000. In consideration of its guaranty, GCC receives an annual fee from K.V. Mart Co. equal to 5% of the guaranty amount.

    In April 1996, the Company guaranteed rent and certain other obligations of K.V. Mart Co. for a period of seven years under a lease of store premises located in Lynwood, California. Annual rent under the lease is $408,000. In consideration of its guaranty, the Company will receive an annual fee from K.V. Mart Co. equal to 5% of the annual rent.

    In April 1996, the Company guaranteed rent and certain other obligations of K.V. Mart Co. for a period of seven years under a lease of store premises under construction in Canoga Park, California. The landlord under the lease is a corporation in which a family trust established by Mr. Khaledi has an indirect interest through certain partnerships which in turn have an interest in the landlord corporation. Annual rent under the lease is $353,976. The lease term will commence upon the earlier of the opening of the store for business or 180 days after occupancy. The guarantee will become effective upon the commencement date of the lease. In consideration of its guaranty, the Company will receive an annual fee from K.V. Mart equal to 5% of the annual rent.

    In November 1996, the Company guaranteed rent and certain other obligations of K.V. Mart Co. under a lease of store premises in Los Angeles, California. The guaranty is in place during the first fifteen years of the lease term, which is thirty-four years and eight months. Annual rent under the lease is $212,664 during the first twenty months of the lease term; $332,664 during the next thirty-eight months; $382,560, $439,944, and $505,944, respectively, during the three succeeding sixty month periods; and thereafter increasing by 15% every sixty months during the balance of the term. In consideration of its guaranty, the Company will receive an annual fee from K.V. Mart Co. equal to 5% of the annual rent.

    In December 1995, GCC purchased 10% of the common stock of K.V. Mart Co. for a purchase price, based upon appraised values, of approximately $3,000,000. In connection with this purchase, K.V. Mart Co., GCC, Mr. Khaledi and the other shareholders of K.V. Mart Co. agreed that GCC will have certain preemptive rights to acquire additional common shares, rights to have its common shares included proportionately in any transfer of common shares by the other shareholders, and rights to have its common shares included in certain registered public offerings of common stock which may be made by K.V. Mart Co. In addition, GCC has the option to require the repurchase of its shares for any reason after December 2000, and until that time has the option to require repurchase upon the occurrence of certain specified events, including a material breach of the supply agreement referred to below, changes in management or control, and noncompliance with financial ratios. After December 1999, the repurchase price is fair market value as determined by appraisal, and until that time is the greater of a declining premium over fair market value or the original purchase price of the shares plus an agreed annual compounded rate of return. K.V. Mart Co. has the option to repurchase GCC's shares at any time and also in the event of a change in control of GCC or the Company or a material breach by the Company under the supply agreement referred to below. In the absence of a change in control or a material breach under the supply agreement, and until December 1999, the repurchase price is the greater of a declining premium over fair market value or the original purchase price of the shares plus an agreed annual compounded rate of return, and after December 1999 is fair market value. In the event of a change in control or a material breach under the supply agreement, and until December 1999, the repurchase price is the lesser of a declining discount from fair market value or the original purchase price of the shares, and after December 1999 is fair market value. In connection with these transactions, K.V. Mart Co. entered into a seven year supply agreement with the Company whereunder K.V. Mart Co. is required to purchase a substantial portion of its merchandise requirements from the Company. Fiscal 1996 purchases totalled approximately $75,300,000. The supply agreement is subject to earlier termination in certain situations.

    The Company guarantees annual rent and certain other obligations of Stump's Market, Inc., of which director James R. Stump is the President and a shareholder, as leasee under a lease of store premises located in San Diego, California. Annual rent under the lease is $26,325, and the lease term expires in May 1998. The Company also guarantees annual rent and certain other obligations of Stump's Market, Inc. as lessee under a lease of store premises at a second location in San Diego, California. Annual rent under this lease is $36,075, and the lease term expires in November 1997. In consideration of these guaranties, the Company receives a fee from Stump's Market, Inc. equal to 5% of the base monthly rent under these leases.

    Since the Company's retail and financial assistance programs are only available to persons and entities which are patrons of the Company, it is not possible to assess whether the foregoing transactions are less favorable to the Company than similar transactions with unrelated third parties. However, management believes that each such transaction is on terms no more favorable to the patron than those which would be available to other similar patrons.

REPORT OF PERSONNEL AND EXECUTIVE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION

    The principal components of the Company's executive compensation program consist of an annual salary, an annual cash bonus the payment of which is dependent upon the Company performance during the preceding fiscal year, and certain pension, retirement and life insurance benefits.

SALARY

    In providing for increases in officer salaries for calendar year 1996, the Committee took note of continuing process improvements and cost control efforts implemented by the officer team under the direction of the CEO. The Committee also recognized the substantial efforts made under the CEO's leadership toward restructuring of Company operations. Under the Company's newly launched comprehensive strategic initiative, labeled "C(3)" for "Certified's Commitment to Customers," an in-depth examination of Company operations, services and business practices was begun, with a focus on commitment to growth, quality, cost efficiency and superior service. These efforts resulted in the addition of significant new customer volume, pricing efficiencies which were passed on to the Company's membership, substantial savings in operating costs, improved cash flow management, and improved efficiency of internal operations. As a result, the Company recorded strong volume gains, produced major improvement in patronage dividends, and is better positioned to compete for more new business in the future.

    The Committee's procedure in approving officers' salaries, including that of the CEO, involves meeting in closed session and without the CEO or other management personnel being present. In addition to the considerations mentioned above, this process, which is subjective in nature, centers on the Committee's consideration of the CEO's evaluation of each individual officer based on the CEO's perception of their performance in accordance with individual officer responsibilities as defined by personal and organizational goals and objectives, the relative value and importance of individual officer contribution toward organizational success, relative levels of officer responsibilities and changes in the scope of officer responsibilities and officer accomplishments and contributions during the preceding fiscal year. The Committee also reviews and discusses the salary recommendations made by the CEO for each officer. These recommendations do not include any recommendation as to the CEO's salary, and the Committee sets the CEO's salary based on its assessment of his performance in light of the foregoing policies and considerations. The salaries as approved by the Committee are submitted to the Board of Directors, which made no changes in the salaries submitted for 1996.

ANNUAL BONUSES

    In recognition of the relationship between Company performance and enhancement of shareholder value, Company officers may be awarded annual cash bonuses. Bonuses are paid from a bonus pool which is created if the Company has achieved an established minimum level of net income for the preceding fiscal year. The amount of the bonus pool is calculated as a percentage of net income , with the percentage varying depending on the level of net income as a percentage of net sales. Amounts in the bonus pool are allocated among the Company's officers by the CEO, subject to the approval of the Board of Directors. The CEO does not participate in the bonus pool. However, a bonus may be awarded to the CEO in an amount determined by the Board of Directors based on its evaluation of the CEO's performance during the preceding fiscal year.

    Bonuses awarded to the CEO and the named executives are disclosed in the Summary Compensation Table.

BENEFITS

    Consistent with the objective of attracting and retaining qualified executives, the compensation program includes the provision of pension benefits to Company employees, including officers, under the Company's defined benefit pension plan, which is described in connection with the Pension Plan Table. In addition, Company employees, including officers, may defer income from their earnings through voluntary contributions to the Company's Employees' Sheltered Savings Plan adopted pursuant to Section 401(k) of the Internal Revenue Code and the Company's Employee's Excess Benefit Plan which is a nonqualified plan. In the case of those officers who elect to defer income under these plans, the Company makes additional contributions for their benefit. The amount of these additional contributions made during fiscal year 1995 for the benefit of the CEO and other named executive officers is set forth in the footnotes to the Summary Compensation Table. The Company also provides additional retirement benefits to its officers pursuant to an Executive Salary Protection II, which is described in connection with the Pension Plan Table.

    Personnel and Executive Compensation Committee Members

    Darioush Khaledi, Chairman

    Louis A. Amen

    Roger K. Hughes

    Jay McCormack

    Willard R. MacAloney

    James R. Stump

EXECUTIVE OFFICER COMPENSATION

    The following table sets forth information respecting the compensation paid during the Company's last three fiscal years to the President and Chief Executive Officer (CEO) and to certain other executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

     ANNUAL COMPENSATION
------------------------------
                                                                        OTHER
                                FISCAL                                 ANNUAL           ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR    SALARY($)(1)   BONUS($)   COMPENSATION($)   COMPENSATION($)
------------------------------  ------   ------------   --------   ---------------   ---------------
Alfred A. Plamann                1996      352,500       100,000          840            27,895(2)
 President & CEO                 1995      322,150        50,000                         24,290
                                 1994      236,827                        205            31,431
Daniel T. Bane                   1996      215,000        55,000          605            14,446(3)
 Senior Vice President & CFO     1995      200,000        20,000          195             1,231
                                 1994       21,539
Charles J. Pilliter              1996      183,000        46,500          295            14,459(4)
 Senior Vice President           1995      172,000        15,000                         13,174
                                 1994      167,577                        127            20,591
Corwin J. Karaffa (6)            1996      151,000        30,600          150             6,458(5)
 Vice President - Distribution   1995       89,231         7,000
Don W. Hawks (6)                 1996      139,500        28,200          203            10,636(7)
 Vice President - Marketing      1995       33,750         2,000                         41,017
 and Procurement

------------------------
(1) It should be noted that while the table presents salary information on a fiscal year basis, salary is determined by the Company on a calendar year basis. Thus, salary information with respect to any given fiscal year reflects salary attributable to portions of two calendar year salary periods of the Company.

(2) Consists of a $9,135 Company contribution to the Company's Employees' Sheltered Savings Plan, a $17,500 Company contribution to the Company's Employees' Excess Benefit Plan and Supplemental Deferred Compensation Plan, and $1,260 representing the economic benefit associated with the Company paid premium on the Executive Life Plan.

(3) Consists of a $9,600 Company contribution to the Company's Employees' Sheltered Savings Plan, a $4,303 Company contribution to the Company's Employees' Excess Benefit Plan and Supplemental Deferred Compensation Plan, and $543 representing the economic benefit associated with the Company paid premium on the Executive Life Plan.

(4) Consists of a $9,300 Company contribution to the Company's Employees' Sheltered Savings Plan, a $4,717 Company contribution to the Company's Employees' Excess Benefit Plan and Supplemental Deferred Compensation Plan, and $442 representing the economic benefit associated with the Company paid premium on the Executive Life Plan.

(5) Consists of a $6,203 Company contribution to the Company's Employees' Sheltered Savings Plan, and $255 representing the economic benefit associated with the Company paid premium on the Executive Life Plan.

(6) Messrs. Karaffa and Hawks became officers of the Company in fiscal 1995.

(7) Consists of a $9,572 Company contribution to the Company's Employees' Sheltered Savings Plan, a $759 Company contribution to the Company's Employee Excess Benefit and Supplemental Deferred Compensation Plan, and $305 representing the economic benefit associated with the Company paid premium on the Executive Life Plan.

    The Company has a supplemental executive pension plan (effective January 4, 1995) which provides retirement income based on each participant's final salary and years of service with the Company. The plan, called the Company's Executive Salary Protection Plan II ("ESPP II"), provides additional post-termination retirement income based on each participant's final salary and years of service with the Company. The funding of this benefit is facilitated through the purchase of life insurance policies, the premiums of which are paid by the Company and participant contributions. The Company also has a defined benefit pension plan covering its non-union and executive employees. Benefits under the defined benefit plan are equal to credited service times the sum of 95% of earnings up to the covered compensation amount plus 1.45% of earnings in excess of the covered compensation amount. The covered compensation is based on IRS Tables.

    The following table sets forth the estimated annual benefits under the defined benefit plan and the ESPP II plan which qualifying officers with selected years of service would receive if they had retired on August 31, 1996 at the age of 65.

                               PENSION PLAN TABLE

                                                                     YEARS OF SERVICE
                                          ----------------------------------------------------------------------
REMUNERATION                               5 YEARS     10 YEARS    15 YEARS    20 YEARS    25 YEARS    33 YEARS
----------------------------------------  ----------  ----------  ----------  ----------  ----------  ----------
  $100,000..............................  $   25,984  $   51,968  $   67,952  $   68,936  $   69,920  $   71,495
  125,000...............................      32,506      65,012      85,018      86,274      87,530      89,539
  150,000...............................      39,028      78,056     102,084     103,611     105,139     107,584
  175,000...............................      45,278      90,556     115,057     119,861     121,389     123,834
  200,000...............................      51,528     103,056     115,057     125,242     135,428     140,084
  225,000...............................      57,778     104,871     115,057     125,242     135,428     151,725
  250,000...............................      64,028     104,871     115,057     125,242     135,428     151,725
  300,000...............................      76,528     104,871     115,057     125,242     135,428     151,725
  350,000...............................      89,028     104,871     115,057     125,242     135,428     151,725
  400,000...............................      94,685     104,871     115,057     125,242     135,428     151,725
  450,000...............................      94,685     104,871     115,057     125,242     135,428     151,725

    The Company's ESPP II is designed to provide a retirement benefit up to 65% of a participant's final compensation, based on a formula which considers an executive's final compensation and years of service.

Remuneration under ESPP II is based upon an executive's highest annual base wage during the previous three completed years, which includes his or her annual salary as determined by the Board of Directors plus an automobile allowance with a 4% annual increase. The benefit is subject to an offset of the annual benefit which would be received from the defined benefit plan, calculated as a single life annuity at age sixty-two. To qualify for participation in the benefit, the executive must complete three years of service as an officer elected by the Board of Directors of the Company. Executives will vest at a rate of 5% per year with all years of continuous service credited. The ESPP II maximum annual benefit upon retirement for calendar 1996 shall not exceed $84,800 and will be paid over a 15-year certain benefit. The benefit will increase annually thereafter at the rate of 6%. Lesser amounts are payable if the executive retires before age sixty-five. The maximum annual amount payable by years of service is reflected within the table at the compensation level of $450,000. As of August 31, 1996, credited years of service for named officers are: Mr. Plamann, 7 years; Mr. Bane, 2 years; Mr. Pilliter, 20 years; Mr. Karaffa, 1 year; and Mr. Hawks, 12 years.

EXECUTIVE EMPLOYMENT AND TERMINATION AGREEMENT

    The Company is a party to an employment contract with Alfred A. Plamann, the Company's President and Chief Executive Officer. The contract has a three year term, presently expiring in February 1999, but provides for annual extensions to the contract if there is mutual agreement. Under the contract, Mr. Plamann serves as the Company's President and Chief Executive Officer and receives a base salary, currently $365,000, subject to annual review and upward adjustment at the discretion of the Board of Directors. Mr. Plamann is also eligible for annual bonuses at the discretion of the Board of Directors based upon a review of his performance. The exact formula for future bonuses has not yet been determined and will be added as an amendment to the contract at a later date. Additionally, Mr. Plamann will receive employee benefits such as life insurance and Company pension and retirement contributions.

    The contract is terminable at any time by the Company, with or without cause, and will also terminate upon Mr. Plamann's resignation, death or disability. Except where termination is for cause or is due to Mr. Plamann's resignation, death or disability, the contract provides that Mr. Plamann will be entitled to receive his highest base salary during the previous three years, plus an annual bonus equal to the average of the most recent three annual bonus payments, throughout the balance of the term of the agreement. Mr. Plamann would also continue to receive employee benefits such as life insurance and Company pension and retirement contributions throughout the balance of the term of the agreement.

DIRECTOR COMPENSATION

    Each director receives a fee of $500 for each regular board meeting attended, $200 for each committee meeting attended and $200 for attendance at each board meeting of a subsidiary of the Company on which the director serves. Prior to April 3, 1996, directors received $300 for each regular board meeting, $100 for each committee meeting, and $100 for each board meeting of a subsidiary of the Company. In addition, directors are reimbursed for Company related expenses.

CUMULATIVE TOTAL SHAREHOLDER RETURN

    The following graph sets forth the five year cumulative total shareholder return on the Company's common stock as compared to the cumulative total return for the same period of the S&P 500 Index and Peer Issuers consisting of Spartan Stores, Inc. and Roundy's, Inc. Like the Company, Spartan Stores and Roundy's are retailer-owned wholesale grocery distributors. While Spartan Stores pays a dividend on its stock, the Company and Roundy's do not. The shares of the Company and the Peer Issuers are not traded on any exchange and there is no established public market for such shares. The price of the Company's shares during each of its fiscal years is the book value of such shares as of the end of the prior fiscal year.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
              AMONG THE COMPANY, S&P 500 INDEX AND PEER ISSUERS**

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             COMPANY      S&P 500     PEER ISSUERS
1990                100        100               100
1991               94.1      122.6             104.9
1992               89.5      128.4             110.8
1993               90.1      143.7             117.8
1994               89.9      147.4             125.9
1995               91.4      174.2             136.6

Assumes $100 invested on August 30, 1991 in Company common stock, S&P 500 Index and Peer Issuers common stock

 * Total return assumes reinvestment of dividends

** Fiscal years ended August 29, 1992, August 28, 1993, September 3, 1994,
   September 2, 1995 and August 31, 1996

                    TRANSACTIONS WITH MANAGEMENT AND PERSONS
                          NAMED IN THE ADVISORY BALLOT

    All directors of the Company and all persons named in the Advisory Ballot who are not directors (or the firms with which such directors and persons are affiliated) purchase groceries, related products and store equipment from the Company or its subsidiaries in the ordinary course of business at prices and on terms available to patrons generally. Except for Ralphs Grocery Company, which with its affiliated companies accounted for approximately 5.5% of consolidated sales, during the fiscal year ended August 31, 1996, no director of the Company or person named in the Advisory Ballot who is not a director (nor the firms with which such directors and persons are affiliated) accounted for in excess of 5% of the Company's consolidated sales.

    In September 1992, the Company guaranteed the obligations of Mar-Val Food Stores, Inc., of which director Mark Kidd is the President and a shareholder, under a lease of market premises located in Valley Springs, California. The guarantee is of the obligations of Mar-Val Food Stores, Inc. to pay base rent, common area costs, real estate taxes and insurance during the initial fifteen year term of the lease. Base rent under the lease is $10,080 per month. The Company's total obligation under the guarantee, however, is limited to the sum of $736,800. In consideration of its guarantee, the Company receives a monthly fee from Mar-Val Food Store, Inc. equal to 5% of the base monthly rent under the lease.

    The Company leases its produce warehouse to Joe Notrica, Inc., of which director Morrie Notrica is the President and a shareholder. The lease is for a term of five years expiring in November 1998 and contains an option to extend for an additional five year period. Monthly rent during the initial term is $24,000. If the option to extend is exercised, rent during the option period will be the lesser of fair rental value or the monthly rent during the initial term as adjusted to reflect the change in the Customer Price Index during the initial term.

    Cala Foods, Inc. (a patron affiliated with Ralphs Grocery Company) acquired the stock of Bell Markets, Inc. in June 1989. In connection with the acquisition, the Company guaranteed the lease obligations of Bell Markets, Inc. during a 20-year period under a lease relating to two retail grocery stores located in San Francisco, California. Annual rent under the lease is $327,019.

    Grocers General Merchandise Company ("GM"), a subsidiary, and Food 4 Less GM, Inc. ("F4LGM"), an indirect subsidiary of Food 4 Less Supermarkets, Inc., are parties to a joint venture agreement. Under the agreement, GM and F4LGM are partners in a joint venture partnership known as Golden Alliance Distribution ("GAD"). The partnership was formed for the purpose of providing for the shared use of the Company's general merchandise warehouse located in Fresno, California, and each of the partners entered into a supply agreement with GAD providing for the purchase of general merchandise products from GAD. The Company is currently in discussions with Ralphs regarding the future of the GAD partnership.

    The Company guarantees certain obligations under a sublease of market premises located in Pasadena, California, and under which Berberian Enterprises, Inc., of which Director John Berberian is the President and a shareholder, is the sublessor. The guaranty is of the obligations of the sublessee to pay minimum rent, common area costs, real estate taxes and insurance during the first seven years of the term of the sublease, which commenced in September 1995. Minimum rent under the sublease is $10,000 per month. In consideration of its guaranty, the Company receives a monthly fee from the sublessee equal to 5% of the monthly amounts guaranteed.

    The Company proposes to lease store locations in Arvin and Delano, California, which it will in turn sublease on the same rental terms to a corporation to be formed by director Michael A. Provenzano. The subleases will have twenty year terms. Annual rent under the Arvin lease will be $165,088 during the first ten years and $166,448 during the balance of the term. Annual rent under the Delano lease will be $183,334 during the first ten years and $174,080 during the balance of the term. In addition, under each of these subleases, the Company will receive an annual fee equal to 5% of the annual rent.

    Since the Company's retail and financial assistance programs are only available to persons and entities which are patrons of the Company, it is not possible to assess whether the foregoing transactions are less favorable to the Company than similar transactions with unrelated third parties. However, management believes that each such transaction is on terms no more favorable to the patron than those which would be available to other similar patrons.

    On February 1, 1995, GCC made a loan of $69,000 to Corwin J. Karaffa, the Company's Vice President-Distribution. The loan was for the purpose of assisting Mr. Karraffa in acquiring a home in connection with his becoming employed by the Company. The loan bears interest at 8% per annum and is secured by a second deed of trust on the home. The loan has a term of eight years, with interest only payable during the first five years.

    Certain other transactions involving other directors of the Company are described under the caption "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS--Compensation Committee Interlocks and Insider Participation."

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    Effective April 3, 1996, the Company terminated Coopers & Lybrand L.L.P. as its principal accountant to audit the financial statements of the Company. The reports issued by Coopers & Lybrand L.L.P. on the financial statements for the two years preceding termination did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was recommended by the Audit Committee of the

Company following the solicitation and review of bids from other independent accountants, including Coopers & Lybrand L.L.P., and was approved by the Board of Directors on April 3, 1996. During the two preceding fiscal years and the 1996 fiscal year, there were no disagreements with Coopers & Lybrand L.L.P. on matters of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

    Effective April 3, 1996, the Company engaged Deloitte & Touche LLP as its principal accountant to audit the financial statements of the Company for the fiscal year ended August 31, 1996. The Board of Directors has selected that firm to continue as the Company's independent public accountants for the current fiscal year. A representative of Deloitte & Touche is expected to be available at this year's Annual Meeting to respond to appropriate questions and to make a statement if such firm desires to do so.

              SHAREHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

    Under the present rules of the Securities and Exchange Commission (the "Commission"), the deadline for shareholders to submit proposals to be considered for inclusion in the Company's proxy statement for next year's Annual Meeting of Shareholders is expected to be October 27, 1997. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Commission. Such proposals should be submitted to the Secretary of the Company at the address of the Company's principal executive office shown on the first page of this proxy statement.

                                 OTHER BUSINESS

    The Board of Directors is not aware of any other matters which may be presented for action at the Annual Meeting. If any matters not referred to in the form of proxy relating to the Annual Meeting come before the Annual Meeting, the proxy holders named in such form will vote the shares represented thereby in accordance with their judgment.

                                        BY ORDER OF THE BOARD OF DIRECTORS

Dated: February 24, 1997

                                        ROBERT M. LING, JR., CORPORATE SECRETARY

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED AUGUST 31, 1996, EXCLUDING EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO THE CORPORATE SECRETARY OF THE COMPANY AT THE ADDRESS OF THE COMPANY'S PRINCIPAL EXECUTIVE OFFICE SHOWN ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                   EXHIBIT A
                     CERTIFIED GROCERS OF CALIFORNIA, LTD.
                           INDEMNIFICATION AGREEMENT

    This Indemnification Agreement ("Agreement") is made as of               by
and between CERTIFIED GROCERS OF CALIFORNIA, LTD., a California corporation (the
"Company"),               and               ("Indemnitee").

                                    RECITALS

    A. The Company believes that it is essential to its best interest to attract and retain highly capable persons to serve as directors, officers and other agents of the Company.

    B. The Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors, officers and other agents of corporations.

    C. In recognition of the need for substantial protection against personal liability to attract and retain the services of qualified individuals, such as Indemnitee, to serve as directors, officers and other agents of the Company and to induce Indemnitee to provide or continue to provide services to the Company as a director, officer or other agent, the Company wishes to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee to the fullest extent permitted by law and as set forth in this Agreement.

    IN CONSIDERATION of the foregoing and of Indemnitee's providing or continuing to provide services to the Company directly or at its request with another enterprise, the parties agree as follows:

    1.  INDEMNIFICATION.

        (A) THIRD PARTY PROCEEDINGS. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) (i) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or
(ii) by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (but only if such settlement is approved in advance by the Company) actually and reasonably incurred by Indemnitee in connection with such action or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee's conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that (i) Indemnitee did not act in good faith, (ii) Indemnitee did not act in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or (iii) with respect to any criminal action or proceeding, Indemnitee had no reasonable cause to believe that Indemnitee's conduct was unlawful.

        (B) PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the Company or any subsidiary of the Company to procure a judgment in its favor (i) by reason of the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or
(ii) by reason of the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company and its shareholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of Indemnitee's duty to the Company and its shareholders unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine.

    2.  INDEMNIFICATION PROCEDURE AND DETERMINATION.

        (A) ADVANCEMENT OF EXPENSES. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in Section 1(a) or (b) hereof (but not amounts actually paid in settlement of any such action or proceeding). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized hereby. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company.

        (B) NOTICE AND COOPERATION BY INDEMNITEE. Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three business days after the date postmarked if sent by domestic certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within lndemnitee's power.

        (C) DETERMINATION OF RIGHT TO INDEMNITY. Any indemnification provided for in Section 2 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee. If a claim under this Agreement, under any statute, or under any provision of the Company's Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 13 of this Agreement, Indemnitee shall also be entitled to be paid for the expenses (including attorneys' fees) reasonably incurred of bringing such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standards of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed, but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Subsection 2(a) unless and until such defense may be finally adjudicated by court order or judgment from which no further right of appeal exists.

    It is the parties' intention that if the Company contests Indemnitee's right to indemnification, the question of Indemnitee's right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that

Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

        (D) NOTICE TO INSURERS. If, at the time of the receipt of a notice of a claim pursuant to Section 2(b) hereof, be Company has director and officer liability insurance in effect; the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

        (E) SELECTION OF COUNSEL. In the event the Company shall be obligated under any provision of this Agreement to indemnify Indemnitee or to pay the expenses of any proceeding against Indemnitee, the Company, if appropriate, shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided that (i) Indemnitee shall have the right to employ his counsel in any such proceeding at Indemnitee's expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (C) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, then the reasonable fees and expenses of Indemnitee counsel shall be at the expense of the Company.

    3.  ADDITIONAL INDEMNIFICATION RIGHTS; NONEXCLUSIVITY.

        (A) SCOPE. Notwithstanding any other provision of this Agreement, the Company hereby agrees to indemnify the Indemnitee for acts, omissions or transactions while acting in the capacity of, or in the course of serving as, a director, officer or other agent of the Company or any subsidiary of the Company, or as a director, officer or other agent of another corporation, partnership, joint venture, trust or other enterprise if Indemnitee is or was serving at the request of the Company, to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Articles of Incorporation, the Company's Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors, an officer or other agent, such changes shall be, IPSO FACTO, within the purview of Indemnitee's rights and Company's obligations, under this Agreement. In the event of any change in any applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its Board of Directors, an officer or other agent, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights and obligations hereunder.

        (B) NONEXCLUSIVITY. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which Indemnitee may be entitled under the Company's Articles of Incorporation, its Bylaws, any agreement, any vote of shareholders or disinterested directors, the General Corporation Law of the State of California, or otherwise, both as to action in Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he may have ceased to serve in such capacity at the time of any action or other covered proceeding.

    4. PARTIAL INDEMNIFICATION. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

    5. MUTUAL ACKNOWLEDGEMENT. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee.

    6. DIRECTORS' AND OFFICERS' LIABILITY INSURANCE. The Company in its discretion may, from time to time, purchase and maintain insurance on behalf of any person who is a director, officer, employee or other agent against any liability asserted against such person and incurred by him in such capacity or arising out of his status as such, whether or not the Company would be required to indemnify such person against such liability under the provisions of this Agreement.

    7. SEVERABILITY. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 7. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

    8. EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

        (A) EXCLUDED ACTS. To indemnify Indemnitee for any acts or omissions or transactions from which a director may not be relieved of liability under the California General Corporation Law.

        (B) CLAIMS INITIATED BY INDEMNITEE. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under
Section 317 of the California General Corporation Law, but such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

        (C) LACK OF GOOD FAITH. To indemnify Indemnitee for any expenses incurred by the Indemnitee with the respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

        (D) INSURED CLAIMS. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors' and officers' liability insurance maintained by the Company; or

        (E) CLAIMS UNDER SECTION 16(B). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation (of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

    9. EFFECTIVENESS OF AGREEMENT. To the extent that the indemnification permitted under the terms of certain provisions of this Agreement exceeds the scope of the indemnification provided for in the California General Corporation Law, such provisions shall not be effective unless and until the Company's

Articles of Incorporation authorize such additional rights of indemnification. In all other respects, the balance of this Agreement shall be effective as of the date set forth on the first page and may apply the acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred.

    10. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of that payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of any documents necessary to enable the Company effectively to bring suit to enforce such rights.

    11.  CONSTRUCTION OF CERTAIN PHRASES.

    (a) For purposes of this Agreement, references to the "Company" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

    (b) For the purposes of this Agreement, "agent" means any person who is or was a director, officer, employee or other agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise. "Proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal and administrative or investigative.

    (c) For purposes of this Agreement, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to "serving at the request of the Company" shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

    (d) Where used in this Agreement, the masculine gender includes the feminine gender.

    12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs, legal representatives and assigns.

    13. ATTORNEYS' FEES. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee material defenses to such action were made in bad faith or were frivolous.

    14. NOTICE. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by domestic certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

    15. CONSENT TO JURISDICTION. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of California.

    16. CHOICE OF LAW. This Agreement shall be governed by and its provisions construed in accordance within the laws of the State of California as applied to contracts between California residents entered into and to be performed entirely within California.

    17. ENTIRE AGREEMENT, AMENDMENT. This Agreement contains the entire integrated Agreement between the parties hereto concerning the subject matter hereof and supersedes all prior negotiations, representations or agreements, whether written or oral, except for the Company's Articles of Incorporation and Bylaws. It may be amended only by a written instrument signed by a duly authorized officer of Company and by Indemnitee.

    18. SECTION HEADINGS. The Section and Subsection headings in this Agreement are solely for convenience and shall not be considered in its interpretation.

    19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        CERTIFIED GROCERS OF CALIFORNIA, LTD.

                                        By:
             -------------------------------------------------------------------

                                        Title:
            --------------------------------------------------------------------

                                        Address:
         -----------------------------------------------------------------------

AGREED TO AND ACCEPTED:
INDEMNITEE:
------------------------

Address:
       -------------------------------

       -------------------------------

                                   P R O X Y
                     SOLICITED BY THE BOARD OF DIRECTORS OF
                     CERTIFIED GROCERS OF CALIFORNIA, LTD.
              FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 15, 1997

    The undersigned, revoking any previous proxies respecting the subject matter hereof, hereby appoints WILLARD R. MACALONEY, ALFRED A. PLAMANN and ROBERT M. LING, JR. attorneys and proxies (each with power to act alone and with power of substitution) to vote all of the Class A Shares which the undersigned is entitled to vote and all of the Class B Shares which the undersigned is entitled to vote, with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Certified Grocers of California, Ltd. (the "Company"), to be held on April 15, 1997, notice of which meeting and the proxy statement accompanying the same have been received by the undersigned, or at any adjournment thereof, as follows:

    1. ELECTION OF DIRECTORS.

       ELECTION OF TWELVE DIRECTORS BY CLASS A SHARES.
       Nominees: Louis A. Amen, John Berberian, John T. Fujieki, Darioush Khaledi, Mark Kidd, Willard R. MacAloney, Jay McCormack, Morrie Notrica, Michael A. Provenzano, Gail Gerrard Rice, James R. Stump and Kenneth Young

     / / FOR all nominees listed above, EXCEPT ANY WHOSE NAMES ARE CROSSED OUT
         IN THE ABOVE LIST (the Board of Directors favors an instruction to vote for all nominees).

     / / WITHHOLD AUTHORITY to vote for all nominees listed above.

     ELECTION OF THREE DIRECTORS BY CLASS B SHARES.
Nominees: Michael Bonfonte, Harley J. DeLano and Roger K. Hughes

     / / FOR all nominees listed above, EXCEPT ANY WHOSE NAMES ARE CROSSED OUT
         IN THE ABOVE LIST (the Board of Directors favors an instruction to vote for all nominees).

     / / WITHHOLD AUTHORITY to vote for all nominees listed above.

    2. APPROVAL BY CLASS A SHARES OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

       / / IN FAVOR        / / AGAINST        / / ABSTAIN

    3. APPROVAL BY CLASS A SHARES OF AND AUTHORIZATION TO ENTER INTO INDEMNIFICATION AGREEMENTS.

     / / IN FAVOR        / / AGAINST        / / ABSTAIN

    4. APPROVAL BY CLASS A SHARES OF THE PLAN RESPECTING LOANS OR GUARANTIES.

       / / IN FAVOR        / / AGAINST        / / ABSTAIN

    5. In their discretion, on such other matters as may properly come before the meeting or any adjournment thereof.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED, BUT IF NO DIRECTION IS INDICATED IT WILL BE VOTED "FOR" ITEM 1, "IN FAVOR" OF ITEMS 2, 3 AND 4, AND ACCORDING TO THE DISCRETION OF THE PROXIES ON ANY OTHER PROPERLY PRESENTED MATTERS.

DATED: ----------------, 1997

-------------------------------------------------   -------------------------------------------------
Signature                                           Title

-------------------------------------------------   -------------------------------------------------
Signature                                           Title

-------------------------------------------------   -------------------------------------------------
Signature                                           Title

        PLEASE READ: Execution should be exactly in the name in which the shares are held; if by a fiduciary, the fiduciary's full title should be shown; if by a corporation, execution should be in the corporate name by its chairman of the board, president or a vice president, or by other officers authorized by resolution of its board of directors or its bylaws; if by a partnership, execution should be in the partnership name by an authorized person.

                  PLEASE COMPLETE, DATE, SIGN AND RETURN THIS
                  PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

[LETTERHEAD]


February 24, 1997


    RE: ANNUAL SHAREHOLDERS' MEETING


Dear Certified Shareholder:

     The Annual Meeting of Shareholders of Certified Grocers of California, Ltd. will be held on Tuesday, April 15, 1997, at the Wyndham Garden Hotel, located at 5757 Telegraph Road, City of Commerce, California. Only shareholders, or persons legally designated to represent them, may attend the meeting.

     A continental breakfast will be made available from 8:15 a.m. to 9:00 a.m. During this time, you are encouraged to check in at the registration table which will be located just outside the door of the meeting room. The meeting will be called to order at 9:00 a.m. and will be structured as a business meeting.

     Included in the business of this meeting will be the election of the directors for the ensuing year, approval of an amendment to the Articles of Incorporation concerning indemnification of officers and directors of the Company and related matters, approval of a plan respecting certain loans or guaranties to patrons or directors, and a report of the 1996 fiscal year.

     Enclosed is an official Notice of Annual Meeting, proxy statement, proxy form and prepaid postage envelope. Also enclosed is a confirmation of attendance form to be completed with the names and number of individuals from your organization that plan to attend the meeting.

     A list of the nominees, as submitted by the Nominating Committee based on the results of the Advisory Ballot, to represent Class A shareholders for the Board of Directors, and a list of nominees to represent Class B shareholders is contained in the enclosed proxy statement along with certain other information. The same listing also appears on the enclosed proxy form.

     As a shareholder, it is in your best interest to express your views by dating, signing and returning the proxy form in the enclosed envelope. Please note the instructions for proper execution at the bottom of the proxy form.

     PLEASE RETURN THE PROXY FORM IMMEDIATELY. The proxy and the attendance form may be returned in the same envelope. Your prompt attention and action on this is greatly appreciated.

CERTIFIED SHAREHOLDERS
February 24, 1997
Page Two


     I encourage your attendance and look forward to seeing you at the Annual Meeting on April 15, 1997.


                                      Sincerely,

                                      CERTIFIED GROCERS OF CALIFORNIA, LTD.

                                      /s/ Alfred A. Plamann

                                      Alfred A. Plamann
                                      President and CEO


AAP:mkd

enclosures

NOTE: PLEASE RETURN THE PROXY FORM IMMEDIATELY.